EXHIBIT 99.2C






                                  Exhibit 8

                  Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. letterhead




                                November 24, 1998



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida  33716

          RE:  WRL SERIES LIFE ACCOUNT
               FILE NO. 333-62397

Gentlemen:

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectuses for the WRL Freedom Elite contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-62397) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By: /s/ STEPHEN E. ROTH
                                        ----------------------------
                                        Stephen E. Roth